Exhibit (b)(4)

THIS AMENDED AND RESTATED FIRST AMENDING AGREEMENT dated as of the 21st day of July, 2022

AMONG:

VISTON UNITED SWISS AG, Haggenstreet 9, 9014 St. Gallen, Switzerland

(the “Borrower”)

- and -

Mr. ROCH, ZBIGNIEW, Schloss 0-74229 Oedhiem, Germany

(the “Guarantor”)

- and -

UNIEXPRESS INVESTMENT HOLDING PLC, Third Floor, 207 Regent Street,

London, United Kingdom, W1B 3HH

(the “Lender”)

WHEREAS, pursuant to a Long-Term Debt Financing Agreement (Agreement No.: DFA.2021.ZA0001.2109-AA11) dated October 22, 2021 (the “Financing Agreement”) between the Borrower, the Guarantor and the Lender, the Lender established credit facilities in favour of the Borrower on the terms and conditions set forth therein;

AND WHEREAS, the Lender and the Borrower wish to amend the Financing Agreement in the manner and on the terms and conditions set forth below;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Defined Terms. Unless otherwise defined in this Amended and Restated First Amending Agreement to the Financing Agreement (this “Amendment”), all capitalized terms used herein, including in the recitals and appendices hereto, shall have the meaning given to such terms in the Financing Agreement.

2.	Amendment to the Financing Agreement. Upon satisfaction of the conditions to effectiveness in Section 3 of this Amendment, the Financing Agreement is hereby amended as follows:

2.1

by replacing the references to the amount of “420.000.000 (Four Hundred Twenty Million) EURO” in sections 2.1 and 2.3 of the Financing Agreement and replacing them with “465.000.000 (Four Hundred and Sixty Five Million) EURO”; and

2.2	Annex-3 to the Loan Agreement being the Debt Payment Schedule is hereby deleted in its entirety and replaced with the form of Annex-3 appended as Appendix II to this Amendment.

3.

Effective Date. This Amendment shall become effective on the date (such date being the “Amendment Effective Date”) on which the Lender shall have received and be satisfied that this Amendment including the Guarantor Acknowledgment and Confirmation attached hereto as Appendix I is executed on behalf of all applicable parties.

4.

References. On and after the date of this Amendment, reference to the Financing Agreement shall be to the Financing Agreement as supplemented and amended hereby, and except as the Financing Agreement is further supplemented or amended, the Financing Agreement shall remain in full force and effect and is hereby ratified and confirmed.

5.

No Waiver, etc. Except as expressly stated herein, the execution and delivery of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Financing Agreement or any other agreements or instruments delivered in connection therewith or pursuant thereto nor constitute a waiver of any provision of the Financing Agreement or any other agreements or instruments delivered in connection therewith or pursuant thereto.

6.

Counterparts. This Amendment may be executed in any number of counterparts (including by way of facsimile) and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.	No Novation. This Amendment and the transactions contemplated herein shall not constitute a novation of the credit facilities under the Financing Agreement.

- signatures follow on next page -

IN WITNESS WHEREOF, this Amendment consists of 3 (three) pages and 2 (two) Appendices, done and signed as by the Parties on the 21st day of July, 2022.

Borrower	Guarantor	Lender
Date/Stamp/Signature	Date/Stamp/Signature	Date/Stamp/Signature
VISTON UNITED SWISS AG /s/ Zbigniew Roch	/s/ Zbigniew Roch	UNIEXPRESS INVESTMENT HOLDING PLC /s/ Gurkan Vural
ZBIGNIEW ROCH, Director	ZBIGNIEW ROCH	GURKAN VURAL Director

APPENDIX I

GUARANTOR ACKNOWLEDGMENT AND CONFIRMATION

The provisions of this Amendment are acknowledged and agreed to by the undersigned Guarantor and the undersigned Guarantor hereby confirms to the Lender that:

1.

The obligations guaranteed by the Guarantor include, without limitation, all indebtedness, liabilities and obligations of any kind whatsoever (the “Outstanding Obligations”) which the Borrower has incurred or may incur or may be under to the Lender pursuant to or in connection with the Financing Agreement, as amended by this Amendment.

2.	The Guarantor:

(a)	has not been released, discharged or otherwise affected by the execution, delivery or performance of the obligations under this Amendment;

(b)	confirms that the guarantee remains in full force and effect as legal, valid and binding obligations of the Guarantor; and

(c)	continues to guarantee and secure, as applicable, the Outstanding Obligations.

IN WITNESS WHEREOF, this acknowledgement is done and signed by the Guarantor on the 21st day of July, 2022.

/s/ Zbigniew Roch
Witness	ROCH ZBIGNIEW

APPENDIX II

ANNEX-3

DEBT PAYMENT SCHEDULE

CAPITAL	465.000.000 €
PER-ANNUM RATE	0,019
INSTALLMENT NUMBER	40

INSTALLMENT NUMBER	INSTALLMENT AMOUNT		PRINCIPAL	INTEREST	OPENING BALANCE	UNPAID BALANCE
1	2.208.750,00	€		2.208.750,00	€465.000.000,00	€465.000.000,00	€
2	2.208.750,00	€		2.208.750,00	€465.000.000,00	€465.000.000,00	€
3	2.208.750,00	€		2.208.750,00	€465.000.000,00	€465.000.000,00	€
4	2.208.750,00	€		2.208.750,00	€465.000.000,00	€465.000.000,00	€
5	2.208.750,00	€		2.208.750,00	€465.000.000,00	€465.000.000,00	€
6	2.208.750,00	€		2.208.750,00	€465.000.000,00	€465.000.000,00	€
7	2.208.750,00	€		2.208.750,00	€465.000.000,00	€465.000.000,00	€
8	2.208.750,00	€		2.208.750,00	€465.000.000,00	€465.000.000,00	€
9	16.740.000,00		€14.531.250,00	€2.208.750,00	€465.000.000,00	€450.468.750,00	€
10	16.670.976,56		€14.531.250,00	€2.139.726,56	€450.468.750,00	€435.937.500,00	€
11	16.601.953,13		€14.531.250,00	€2.070.703,13	€435.937.500,00	€421.406.250,00	€
12	16.532.929,69		€14.531.250,00	€2.001.679,69	€421.406.250,00	€406.875.000,00	€
13	16.463.906,25		€14.531.250,00	€1.932.656,25	€406.875.000,00	€392.343.750,00	€
14	16.394.882,81		€14.531.250,00	€1.863.632,81	€392.343.750,00	€377.812.500,00	€
15	16.325.859,38		€14.531.250,00	€1.794.609,38	€377.812.500,00	€363.281.250,00	€
16	16.256.835,94		€14.531.250,00	€1.725.585,94	€363.281.250,00	€348.750.000,00	€
17	16.187.812,50		€14.531.250,00	€1.656.562,50	€348.750.000,00	€334.218.750,00	€
18	16.118.789,06		€14.531.250,00	€1.587.539,06	€334.218.750,00	€319.687.500,00	€
19	16.049.765,63		€14.531.250,00	€1.518.515,63	€319.687.500,00	€305.156.250,00	€
20	15.980.742,19		€14.531.250,00	€1.449.492,19	€305.156.250,00	€290.625.000,00	€
21	15.911.718,75		€14.531.250,00	€1.380.468,75	€290.625.000,00	€276.093.750,00	€
22	15.842.695,31		€14.531.250,00	€1.311.445,31	€276.093.750,00	€261.562.500,00	€
23	15.773.671,88		€14.531.250,00	€1.242.421,88	€261.562.500,00	€247.031.250,00	€
24	15.704.648,44		€14.531.250,00	€1.173.398,44	€247.031.250,00	€232.500.000,00	€
25	15.635.625,00		€14.531.250,00	€1.104.375,00	€232.500.000,00	€217.968.750,00	€
26	15.566.601,56		€14.531.250,00	€1.035.351,56	€217.968.750,00	€203.437.500,00	€
27	15.497.578,13		€14.531.250,00	€966.328,13	€203.437.500,00	€188.906.250,00	€
28	15.428.554,69		€14.531.250,00	€897.304,69	€188.906.250,00	€174.375.000,00	€
29	15.359.531,25		€14.531.250,00	€828.281,25	€174.375.000,00	€159.843.750,00	€

1

30	15.290.507,81	€14.531.250,00	€759.257,81		€159.843.750,00	€145.312.500,00	€
31	15.221.484,38	€14.531.250,00	€690.234,38		€145.312.500,00	€130.781.250,00	€
32	15.152.460,94	€14.531.250,00	€621.210,94		€130.781.250,00	€116.250.000,00	€
33	15.083.437,50	€14.531.250,00	€552.187,50		€116.250.000,00	€101.718.750,00	€
34	15.014.414,06	€14.531.250,00	€483.164,06		€101.718.750,00	€87.187.500,00	€
35	14.945.390,63	€14.531.250,00	€414.140,63		€87.187.500,00	€72.656.250,00	€
36	14.876.367,19	€14.531.250,00	€345.117,19		€72.656.250,00	€58.125.000,00	€
37	14.807.343,75	€14.531.250,00	€276.093,75		€58.125.000,00	€43.593.750,00	€
38	14.738.320,31	€14.531.250,00	€207.070,31		€43.593.750,00	€29.062.500,00	€
39	14.669.296,88	€14.531.250,00	€138.046,88		€29.062.500,00	€14.531.250,00	€
40	14.600.273,44	€14.531.250,00	€69.023,44		€14.531.250,00	€0,00	€
	519.114.375,00	€465.000.000,00	€54.114.375,00	€

2